Exhibit 99.1

ELECTRAMECCANICA ANNOUNCES PARTNERSHIP WITH ARIZONA SUPER BOWL HOST COMMITTEE

Vehicles Presented to Committee at Kick-off Media Event

January 6, 2023 08:00 AM Eastern Standard Time

MESA, AZ (BUSINESS WIRE) -- ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO) today announced its partnership with the Arizona Super Bowl Host Committee (SBHC) during an official vehicle hand-off event at the Phoenix Convention Center.

As just one part of its partnership, ElectraMeccanica presented the SBHC with ten custom-wrapped, all-electric, SOLOs for the Committee to use as courtesy vehicles during the Super Bowl during January and February.

The vehicles will help SBHC employees and volunteers to easily navigate crowded city streets and limited parking options. The vehicles will also save on fuel costs and minimize environmental impact, all of which helps the SBHC to ensure its goal of leading the greenest Super Bowl ever.

ElectraMeccanica will also support the SBHC by participating in various events throughout Arizona during the weeks leading up to the Super Bowl, including an interactive display at the Super Bowl Experience presented by Lowe’s at Hance Park, 100 Yards of Education: A STEM Playbook for Youth education event at State Farm Stadium with an anticipated attendance of more than one thousand students, and other events the week leading up to Super Bowl LVII.

“We have made a significant commitment to Arizona by recently moving our corporate headquarters and manufacturing facility to Mesa,” said Susan Docherty, CEO of ElectraMeccanica Vehicles Corp. “It is important for us to support our home state, and by so doing, to help the SBHC deliver the greenest Super Bowl ever. We want to set an example for other such events throughout America, and hopefully, around the world. Moreover, we believe it’s important for business leaders and elected officials, as well as the general public, to understand that the average person drives alone 80% of the time, in a vehicle that seats more than 4 people, which leads to a lot of unoccupied seats, and a lot of wasted energy. That’s something we are committed to help change through the design and sales of our vehicles and through the support of organizations like the SBHC.”

About ElectraMeccanica Vehicles Corp.

ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO) is a designer and manufacturer of environmentally efficient electric vehicles (EVs). The company’s flagship vehicle is the innovative, purpose-built, single-seat EV called the SOLO. This three-wheeled vehicle will revolutionize the urban driving experience, including commuting, delivery and shared mobility. Engineered for a single occupant, it offers a unique driving experience for the environmentally conscious consumer. Depending on driving conditions, temperature and climate controls, the SOLO has a range of up to 100 miles and a top speed of up to 80 mph. The SOLO also features front and rear crumple zones, side impact protection, roll bar, torque-limiting control as well as power steering, power brakes, air conditioning and a Bluetooth entertainment system. The SOLO is currently available for order here. For more information, please visit www.emvauto.com.

About the Arizona Super Bowl Host Committee

The Arizona Super Bowl Host Committee is a nonprofit organization responsible for planning and executing a successful Super Bowl LVII in 2023. The goal of the Host Committee is to galvanize local stakeholders in a united approach to hosting the largest single-day sporting event in the world by maximizing positive media exposure, fueling the economic engine of Arizona, and leaving a lasting legacy in the community. The Host Committee serves as liaison between the NFL and all regional efforts, culminating with the game in 2023 at State Farm Stadium, home to the Arizona Cardinals. This is the fourth time Arizona is hosting the Super Bowl, following 1996, 2008 and 2015. Only four other sites (South Florida, New Orleans, Los Angeles, and Tampa Bay) hold this distinction. For more information, visit azsuperbowl.com or follow @AZSuperBowl on Twitter, Instagram and Facebook.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release and oral statements made from time to time by representatives of the Company are or may constitute “forward-looking statements” as such term is used in applicable United States and Canadian laws and including, without limitation, within the meaning of the Private Securities Litigation Reform Act of 1995, for which the Company claims the protection of the safe harbor for forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the automotive industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Contacts

Patrick Pharris
Patrick@PharrisMedia.com
(702) 491-7464